NEITHER THIS OPTION NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) THE COMPANY SHALL HAVE RECEIVED A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

                           EUROWEB INTERNATIONAL CORP.

                                  STOCK OPTION

                                                                  100,000 shares

                      Original Issue Date: October 11, 2003

      THIS CERTIFIES THAT, FOR VALUE RECEIVED, Stewart Reich, or his registered assigns ("Holder") is entitled to purchase, on the terms and conditions hereinafter set forth, at any time or from time to time from the date hereof until 5:00 p.m., Eastern Time, on the earlier of (i) the sixth (6th) anniversary of the Original Issue Date set forth above or (ii) three (3) months after the termination of the Holder's employment with EUROWEB INTERNATIONAL CORP., a Delaware corporation (the "Company"), or if such date is not a day on which the Company (as hereinafter defined) is open for business, then the next succeeding day on which the Company is open for business (such date is the "Expiration Date"), but not thereafter, to purchase up to ONE HUNDRED THOUSAND (100,000) shares of the Common Stock, par value $.001 per share, (the "Common Stock"), of the Company, at $4.21 per share (the "Exercise Price"), which such shares shall vest according to Schedule I attached hereto, and such number of shares and Exercise Price being subject to adjustment upon the occurrence of the contingencies set forth in this Option. Each share of Common Stock as to which this Option is exercisable is a "Option Share" and all such shares are collectively referred to as the "Option Shares."

      Section 1. Exercise of Option; Conversion of Option.

            (a) This Option may, at the option of Holder, be exercised in whole or in part from time to time by delivery to the Company at its office at 1122 Budapest, Varosmajor utca 13. Hungary, FAX: +36-1-8897100, Attention: Secretary, on or before 5:00 p.m., Eastern Time, on the Expiration Date, (i) a written notice of such Holder's election to exercise this Option (the "Exercise Notice"), which notice may be in the form of the Notice of Exercise attached hereto, properly executed and completed by Holder or an authorized officer thereof, (ii) a check payable to the order of the Company, in an amount equal to the product of the Exercise Price multiplied by the number of Option Shares specified in the Exercise Notice, and (iii) this Option (the items specified in (i), (ii), and (iii) are collectively the "Exercise Materials").

            (b) This Option may, at the option of Holder, be converted into Common Stock in whole but not in part, if and only if the Average Market Price of one share of Common Stock on the Effective Date (as defined in Section 1(d) hereof) is greater than the Exercise Price, by delivery to the Company at the address designated in Section 1(a) above or to any transfer agent for the Common Stock, on or before 5:00 p.m. Eastern Time on the Expiration Date, (i) a written notice of Holder's election to convert this Option (the "Conversion Notice"), properly executed and completed by Holder or an authorized officer thereof, and
(ii) this Option (the items specified in (i) and (ii) are collectively the "Conversion Materials"). The number of shares of Common Stock issuable upon conversion of this Option is equal to the quotient of (x) the product of the number of Option Shares then issuable upon exercise of this Option (assuming an exercise for cash) multiplied by the difference between (A) the Average Market Price on the Effective Date minus (B) the then effective Exercise Price divided by (y) the Average Market Price on the Effective Date. As used herein, "Average Market Price" on any particular date means the arithmetic mean of the Closing Bid Prices (as defined below) for the Common Stock for each trading day in the five (5) trading day period ending on the trading day immediately preceding the date on which the calculation is to be made. As used herein, "Closing Bid Price" means, the last closing bid price of the Common Stock during regular trading hours on the OTC Bulletin Board (the "OTCBB") or the Nasdaq Stock Market ("Nasdaq") as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the OTCBB or Nasdaq is not the principal trading market for the Common Stock, the last closing bid price during regular trading hours of the Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price of the Common Stock in the over-the-counter market on the pink sheets or bulletin board for the Common Stock as reported by Bloomberg, or, if no closing bid price is reported for the Common Stock by Bloomberg, the last closing trade price of the Common Stock as reported by Bloomberg. If the Closing Bid Price cannot be calculated for the Common Stock on such date on any of the foregoing bases, the Closing Bid Price of the Common Stock on such date shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Company (all as appropriately adjusted for any stock dividend, stock split, or other similar transaction during such period).

            (c) As promptly as practicable, and in any event within two (2) business days after its receipt of the Exercise Materials or the Conversion Materials, Company shall execute or cause to be executed and delivered to Holder a certificate or certificates representing the number of Option Shares specified in the Exercise Notice or Conversion Notice, together with cash in lieu of any fraction of a share, and if this Option is partially exercised, a new option on the same terms for the unexercised balance of the Option Shares. The stock certificate or certificates shall be registered in the name of Holder or such other name or names as shall be designated in the Exercise Notice. The date on which the Option shall be deemed to have been exercised (the "Effective Date"), and the date the person in whose name any certificate evidencing the Common Stock issued upon the exercise hereof is issued shall be deemed to have become the holder of record of such shares, shall be the date the Company receives the Exercise Materials or Conversion Materials, irrespective of the date of delivery of a certificate or certificates evidencing the Common Stock issued upon the exercise or conversion hereof, provided, however, that if the Exercise Materials or Conversion Materials are received by the Company on a date on which the stock transfer books of the Company are closed, the Effective Date shall be the next succeeding date on which the stock transfer books are open. All shares of Common Stock issued upon the exercise or conversion of this Option will, upon issuance, be fully paid and non-assessable and free from all taxes, liens, and charges with respect thereto.

      Section 2. Adjustments to Option Shares. The number of Option Shares issuable upon the exercise hereof shall be subject to adjustment as follows:

            (a) In the event the Company is a party to a consolidation, share exchange, or merger, or the sale of all or substantially all of the assets of the Company to, any person, or in the case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation, and in which there is a reclassification or change of the shares of Common Stock of the Company, this Option shall after such consolidation, share exchange, merger, or sale be exercisable for the kind and number of securities or amount and kind of property of the Company or the corporation or other entity resulting from such share exchange, merger, or consolidation, or to which such sale shall be made, as the case may be (the "Successor Company"), to which a holder of the number of shares of Common Stock deliverable upon the exercise (immediately prior to the time of such consolidation, share exchange, merger, or sale) of this Option would have been entitled upon such consolidation, share exchange, merger, or sale; and in any such case appropriate adjustments shall be made in the application of the provisions set forth herein with respect to the rights and interests of Holder, such that the provisions set forth herein shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to the number and kind of securities or the type and amount of property thereafter deliverable upon the exercise of this Option. The above provisions shall similarly apply to successive consolidations, share exchanges, mergers, and sales. Any adjustment required by this Section 2 (a) because of a consolidation, share exchange, merger, or sale shall be set forth in an undertaking delivered to Holder and executed by the Successor Company which provides that Holder shall have the right to exercise this Option for the kind and number of securities or amount and kind of property of the Successor Company or to which the holder of a number of shares of Common Stock deliverable upon exercise (immediately prior to the time of such consolidation, share exchange, merger, or sale) of this Option would have been entitled upon such consolidation, share exchange, merger, or sale. Such undertaking shall also provide for future adjustments to the number of Option Shares and the Exercise Price in accordance with the provisions set forth in
      Section 2 hereof.

            (b) In the event the Company should at any time, or from time to time after the Original Issue Date, fix a record date for the effectuation of a stock split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, or securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon exercise or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split, or subdivision if no record date is fixed), the number of Option Shares issuable upon the exercise hereof shall be proportionately increased and the Exercise Price shall be appropriately decreased by the same proportion as the increase in the number of outstanding Common Stock Equivalents of the Company resulting from the dividend, distribution, split, or subdivision. Notwithstanding the preceding sentence, no adjustment shall be made to decrease the Exercise Price below $.001 per Share.

            (c) In the event the Company should at any time or from time to time after the Original Issue Date, fix a record date for the effectuation of a reverse stock split, or a transaction having a similar effect on the number of outstanding shares of Common Stock of the Company, then, as of such record date (or the date of such reverse stock split or similar transaction if no record date is fixed), the number of Option Shares issuable upon the exercise hereof shall be proportionately decreased and the Exercise Price shall be appropriately increased by the same proportion as the decrease of the number of outstanding Common Stock Equivalents resulting from the reverse stock split or similar transaction.

            (d) In the event the Company should at any time or from time to time after the Original Issue Date, fix a record date for a reclassification of its Common Stock, then, as of such record date (or the date of the reclassification if no record date is set), this Option shall thereafter be convertible into such number and kind of securities as would have been issuable as the result of such reclassification to a holder of a number of shares of Common Stock equal to the number of Option Shares issuable upon exercise of this Option immediately prior to such reclassification, and the Exercise Price shall be unchanged.

            (e) The Company will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, issue, or sale of securities, sale of assets or any other voluntary action, void or seek to avoid the observance or performance of any of the terms of the Option, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Holder against dilution or other impairment. Without limiting the generality of the foregoing, the Company (x) will not create a par value of any share of stock receivable upon the exercise of the Option above the amount payable therefor upon such exercise, and (y) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares upon the exercise of the Option.

            (f) When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Option, or in the Exercise Price, the Company shall promptly notify Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of the Options and of the Exercise Price, together with the computation resulting in such adjustment.

            (g) The Company covenants and agrees that all Option Shares which may be issued will, upon issuance, be validly issued, fully paid, and non-assessable. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of the Option in full.

      Section 3. No Stockholder Rights. This Option shall not entitle Holder hereof to any voting rights or other rights as a stockholder of the Company.

      Section 4. Transfer of Securities.

            (a) This Option and the Option Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon, or otherwise, shall not be transferable except upon compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws with respect to the transfer of such securities. The Holder, by acceptance of this Option, agrees to be bound by the provisions of Section 4 hereof and to indemnify and hold harmless the Company against any loss or liability arising from the disposition of this Option or the Option Shares issuable upon exercise hereof or any interest in either thereof in violation of the provisions of this Option.

            (b) Each certificate for the Option Shares and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

            "NEITHER THIS OPTION NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR
            (II) THE COMPANY SHALL HAVE RECEIVED A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER."

      Section 5. Miscellaneous.

            (a) The terms of this Option shall be binding upon and shall inure to the benefit of any successors or permitted assigns of the Company and Holder.

            (b) Except as otherwise provided herein, this Option and all rights hereunder are transferable by the registered holder hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Option, properly endorsed, to the Company. The Company may deem and treat the registered holder of this Option at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

            (c) Notwithstanding any provision herein to the contrary, Holder may not exercise, sell, transfer, or otherwise assign this Option unless the Company is provided with an opinion of counsel satisfactory in form and substance to the Company, to the effect that such exercise, sale, transfer, or assignment would not violate the Securities Act or applicable state securities laws.

            (d) This Option may be divided into separate options covering one share of Common Stock or any whole multiple thereof, for the total number of shares of Common Stock then subject to this Option at any time, or from time to time, upon the request of the registered holder of this Option and the surrender of the same to the Company for such purpose. Such subdivided Options shall be issued promptly by the Company following any such request and shall be of the same form and tenor as this Option, except for any requested change in the name of the registered holder stated herein.

            (e) Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Option must be in writing and will be deemed to have been delivered (a) upon receipt, when delivered personally, (b) upon receipt, when sent by facsimile, provided a copy is mailed by U.S. certified mail, return receipt requested, (c) three (3) days after being sent by U.S. certified mail, return receipt requested, or (d) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

            If to Company:              Euroweb International Corp.
                                        1122 Budapest
                                        Varosmajor utca 13.
                                        Hungary
                                        Attention: CEO
                                        Facsimile:  +36-1-8897100

      If to Holder, to the registered address of Holder appearing on the books of the Company. Each party shall provide five (5) days prior written notice to the other party of any change in address, which change shall not be effective until actual receipt thereof

            (f) The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Option shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Option and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Option shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Option in that jurisdiction or the validity or enforceability of any provision of this Option in any other jurisdiction.

                       [Signatures on the following page]

                                 SIGNATURE PAGE
                                       TO
                                     COMPANY
                                  STOCK OPTION

      IN WITNESS WHEREOF, the Company, has caused this Option to be executed in its name by its duly authorized officers under seal, and to be dated as of the date first above written.

                                     EUROWEB INTERNATIONAL CORP.

                                     By: ____________________________________
                                         Name: Csaba Toro
                                         Title: CEO
ATTEST:

____________________________________________
Secretary/Assistant Secretary

                                   SCHEDULE I

--------------------------------------------------------------------------------

Number of Shares                                             Date of Vest
--------------------------------------------------------------------------------

April 13, 2004                                               25,000
--------------------------------------------------------------------------------

April 13, 2005                                               25,000
--------------------------------------------------------------------------------

April 13, 2006                                               25,000
--------------------------------------------------------------------------------

April 13, 2007                                               25,000
--------------------------------------------------------------------------------

                                   ASSIGNMENT

(To be Executed by the Registered Holder to affect a Transfer of the foregoing Option)

      FOR VALUE RECEIVED, the undersigned hereby sells, and assigns and transfers unto _____________________________________________________________ the
foregoing Option and the rights represented thereto to purchase shares of Common Stock of EUROWEB INTERNATIONAL CORP. in accordance with terms and conditions thereof, and does hereby irrevocably constitute and appoint ________________ Attorney to transfer the said Option on the books of the Company, with full power of substitution.

         Holder:

         _________________________________

         _________________________________

         Address

         Dated: __________________, 2___

         In the presence of:

         _________________________________

                          EXERCISE OR CONVERSION NOTICE

      [To be signed only upon exercise of Option]

To:   EUROWEB INTERNATIONAL CORP.

      The undersigned Holder of the attached Option hereby irrevocably elects to exercise the Option for, and to purchase thereunder, _____ shares of Common Stock of EUROWEB INTERNATIONAL CORP., issuable upon exercise of said Option and hereby surrenders said Option.

                                   Choose One:

      |_| The Holder herewith delivers to EUROWEB INTERNATIONAL CORP., a check in the amount of $______ representing the Exercise Price for such shares.

                                       or

      |_| The Holder elects a cashless exercise pursuant to Section 2(b) of the Option. The Average Market Price as of _______ was $_____.

      The undersigned herewith requests that the certificates for such shares be issued in the name of, and delivered to the undersigned, whose address is
________________________________.

If electronic book entry transfer, complete the following:

         Account Number:___________________________

         Transaction Code Number:__________________

Dated: ___________________

                                            Holder:

                                            ____________________________________

                                            ____________________________________

                                            By:_________________________________
                                               Name:
                                               Title:

                                     NOTICE

      The signature above must correspond to the name as written upon the face of the within Option in every particular, without alteration or enlargement or any change whatsoever.

                             COMPANY ACKNOWLEDGEMENT
                                       TO
                          CONVERSION OR EXERCISE NOTICE

ACKNOWLEDGED AND AGREED:

EUROWEB INTERNATIONAL CORP.

By:________________________________
   Name:
   Title:

Date: